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Amylin Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN
 DR. ALEXANDER J. DENNER
 DR. THOMAS F. DEUEL
MR. MAYU SRIS
MR. JEFFREY MECKLER
DR. ERIC ENDE
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II LP
ICAHN PARTNERS MASTER FUND III LP
ICAHN ENTERPRISES G.P. INC.
ICAHN ENTERPRISES HOLDINGS L.P.
IPH GP LLC
ICAHN CAPITAL L.P.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
BECKTON CORP.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Amylin Stockholder,                                                                                                                     May 15, 2009

We believe that Amylin’s board has destroyed value through overseeing weak commercialization efforts for BYETTA, building a primary care sales force, creating a cost structure inappropriate for the organization’s current needs and entering a poorly constructed commercial agreement with Eli Lilly.  The successful development and commercialization of BYETTA LAR is critical to Amylin’s future and we do not have faith in the ability of the current board to maximize value.

We believe leadership has failed in many ways:

•	Stock has declined 73% from December 2005 to December 2008 – slide 8
•	BYETTA sales have missed analyst estimates – slide 10
•	Strategy of building a primary care sales force was flawed – slide 11
•	Lilly partnership has destroyed value – slide 12
•	SG&A expenses are 47% of sales, significantly higher than peers – slide 13
•	Of the 43 companies selling the top 150 products in 2007, Amylin is the only company without operating profits in 2007 and 2008 – slide 15
•	Two different poison puts further entrench the current board – slide 17
•	CEO paid well despite poor performance – slide 20

Our proposals include:

•	Examine ways to better allocate resources and reduce overhead spending
•	Revisit the Eli Lilly agreement to create a better “partnership”
•	Develop a proactive sales force strategy
•	Reinvigorate the R&D efforts

Our experienced director nominees successfully helped effect change at ImClone Systems which resulted in substantial value creation.  We believe the ImClone and Amylin situations are analogous and drawing upon our nominees’ ImClone experience will benefit all Amylin stockholders.

Specifically, at ImClone, the board (including both of our director nominees), recharged partner relations, optimized the cost structure, rebuilt the product pipeline, settled litigation, and improved the culture.

We believe the Amylin board has destroyed value and put their interests before stockholder interests.  The current board cannot be trusted to achieve the full potential of BYETTA LAR.  Unrealized value can be achieved with the right board oversight.  Electing our directors could help enhance value for all stockholders.

ON MAY 6, 2009, THE PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE  COMMISSION.  SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS  RELATED TO THE  SOLICITATION OF PROXIES BY CARL C. ICAHN, DR. ALEXANDER J. DENNER, DR. THOMAS F. DEUEL, MAYU SRIS,  JEFFREY MECKLER, DR. ERIC ENDE, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP, ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP., AND  CERTAIN  OF  THEIR  RESPECTIVE  AFFILIATES  FROM  THE    STOCKHOLDERS  OF AMYLIN PHARMACEUTICALS, INC. FOR USE AT ITS ANNUAL  MEETING,  BECAUSE THEY CONTAIN   IMPORTANT   INFORMATION,   INCLUDING   INFORMATION   RELATING  TO  THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF AMYLIN PHARMACEUTICALS INC. FROM THE PARTICIPANTS AT NO CHARGE AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING D.F. KING & CO., INC. BY TELEPHONE TOLL FREE AT 1-800-488-8075.